Exhibit 3.2

AMENDED AND RESTATED BYE-LAWS

OF

KINIKSA PHARMACEUTICALS, LTD.

TABLE OF CONTENTS

INTERPRETATION

1.	Definitions

SHARES

2.	Power to Issue Shares
3.	Power of the Company to Purchase its Shares
4.	Rights Attaching to Shares
5.	Calls on Shares
6.	Forfeiture of Shares
7.	Share Certificates
8.	Fractional Shares

REGISTRATION OF SHARES

9.	Register of Members
10.	Registered Holder Absolute Owner
11.	Transfer of Registered Shares
12.	Transmission of Registered Shares

ALTERATION OF SHARE CAPITAL

13.	Power to Alter Capital
14.	Variation of Rights Attaching to Shares

DIVIDENDS AND CAPITALISATION

15.	Dividends
16.	Power to Set Aside Profits
17.	Method of Payment
18.	Capitalisation

MEETINGS OF MEMBERS

19.	Annual General Meetings
20.	Special General Meetings
21.	Requisitioned General Meetings
22.	Notice
23.	Giving Notice and Access
24.	Postponement of General Meeting
25.	Electronic Participation in Meetings

26.	Quorum at General Meetings
27.	Chairman to Preside at General Meetings
28.	Voting on Resolutions
29.	Power to Demand a Vote on a Poll
30.	Voting by Joint Holders of Shares
31.	Instrument of Proxy
32.	Representation of Corporate Member
33.	Adjournment of General Meeting
34.	Written Resolutions
35.	Directors Attendance at General Meetings

DIRECTORS AND OFFICERS

36.	Election of Directors
37.	Number of Directors
38.	Term of Office of Directors
39.	Alternate Directors
40.	Removal of Directors
41.	Vacancy in the Office of Director
42.	Remuneration of Directors
43.	Defect in Appointment
44.	Directors to Manage Business
45.	Powers of the Board of Directors
46.	Register of Directors and Officers
47.	Appointment of Officers
48.	Appointment of Secretary
49.	Duties of Officers
50.	Remuneration of Officers
51.	Conflicts of Interest
52.	Indemnification and Exculpation of Directors and Officers

MEETINGS OF THE BOARD OF DIRECTORS

53.	Board Meetings
54.	Notice of Board Meetings
55.	Electronic Participation in Meetings
56.	Representation of Corporate Director
57.	Quorum at Board Meetings
58.	Board to Continue in the Event of Vacancy
59.	Chairman to Preside
60.	Written Resolutions
61.	Validity of Prior Acts of the Board

CORPORATE RECORDS

62.	Minutes
63.	Place Where Corporate Records Kept
64.	Form and Use of Seal

ACCOUNTS

65.	Records of Account
66.	Financial Year End

AUDITS

67.	Annual Audit
68.	Appointment of Auditor
69.	Remuneration of Auditor
70.	Duties of Auditor
71.	Access to Records
72.	Financial Statements and the Auditor’s Report
73.	Vacancy in the Office of Auditor

VOLUNTARY WINDING-UP AND DISSOLUTION

74.	Winding-Up

CHANGES TO CONSTITUTION

75.	Changes to Bye-laws
76.	Changes to the Memorandum of Association
77.	Discontinuance

Kiniksa Pharmaceuticals, Ltd.

INTERPRETATION

1.                                      Definitions

1.1                               In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981;

Alternate Director	an alternate director appointed in accordance with these Bye-laws;

Auditor	includes an individual, company or partnership;

Board

the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Company	the company for which these Bye-laws are approved and confirmed;

Director	a director of the Company and shall include an Alternate Director;

Member

the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of Members referred to in these Bye-

laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

shareholder	a Member; and

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

1.2                               In these Bye-laws, where not inconsistent with the context:

(a)                                 words denoting the plural number include the singular number and vice versa;

(b)                                 words denoting the masculine gender include the feminine and neuter genders;

(c)                                  words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)                                 the words:-

(i)                                     “may” shall be construed as permissive; and

(ii)                                  “shall” shall be construed as imperative;

(e)                                  a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)                                   the word “corporation” means a corporation whether or not a company within the meaning of the Act; and

(g)                                  unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3                               In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4                               Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.                                      Power to Issue Shares

2.1                               Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe.

2.2                               Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.                                      Power of the Company to Purchase its Shares

3.1                               The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2                               The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.                                      Rights Attaching to Shares

Subject to any resolution of the Members to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital shall be divided as follows:

4.1                               The Company is authorised to issue five classes of shares to be designated “Class A Common Shares,” “Class A’ Common Shares,” “Class B Common Shares,” “Class B’ Common Shares” and “Preferred Shares.” The total number of shares which the Company is authorised to issue is 122,263,000 shares, each with a par value of US$0.0001 per share. At this time, 15,049,615 shares shall be designated as Class A Common Shares, no shares shall be designated as Class A’ Common Shares, 9,750,005 shares shall be designated as Class B Common Shares, no shares shall be designated as

Class B’ Common Shares and 97,463,268 shares shall be designated as Preferred Shares. The undesignated portion of the share capital may be designated to any of the foregoing stated classes of shares at any time in the future by the Board. The Class A Common Shares, Class A’ Common Shares, Class B Common Shares and Class B’ Common Shares are sometimes referred to herein as the “Common Shares” when referring to all such classes or any of them, as the context requires. In addition to the rights specifically assigned in these Bye-laws to each class of Common Shares, the Common Shares shall, subject to these Bye-laws:

(a)                                 be entitled to such dividends as the Board may from time to time declare;

(b)                                 in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(c)                                  generally be entitled to enjoy all of the rights attaching to shares.

4.2                               The following is a statement of the additional designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of shares of the Company.

A.                                    CLASS A COMMON SHARES

(1)                                 General.  The voting, dividend and liquidation rights of the holders of the Class A Common Shares are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Shares set forth herein. Except as expressly set forth in this Part A, Class A Common Shares shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A’ Common Shares, Class B Common Shares and Class B’ Common Shares.

(2)                                 Voting.   The holders of the Class A Common Shares are entitled to notice of and to attend all general meetings of the Company and to one (1) vote for each Class A Common Share held at all general meetings of the Company (including, for greater certainty upon the adoption of resolutions in writing in lieu of a general meeting); provided, however, that, except as otherwise required by law, holders of Class A Common Shares, as such, shall not be entitled to vote on any amendment to the Memorandum of Association or to these Bye-laws that relates solely to the terms of one or more outstanding series of Preferred Shares if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Memorandum of Association, or pursuant to these Bye-laws or pursuant to the Act.  There shall be no cumulative voting.  The number of authorised Class A Common Shares may be increased or decreased (but not below the number of authorised Class A Common Shares then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Shares that may be required by the terms of the Memorandum of Association or these Bye-laws) the affirmative vote of the holders of the Company’s issued shares representing a majority of the votes represented by all of the Company’s outstanding issued shares entitled to vote.

B.                                    CLASS B COMMON SHARES

(1)                                 General.  The voting, dividend and liquidation rights of the holders of the Class B Common Shares are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Shares set forth herein. Except as expressly set forth in this Part B, Class B Common Shares shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A Common Shares, Class A’ Common Shares and Class B’ Common Shares.

(2)                                 Voting.   The holders of the Class B Common Shares are entitled to notice of and to attend all general meetings of the Company and to ten (10) votes for each Class B Common Share held at all general meetings of the Company (including, for greater certainty upon the adoption of resolutions in writing in lieu of a general meeting); provided, however, that, except as otherwise required by law, holders of Class B Common Shares, as such, shall not be entitled to vote on any amendment to the Memorandum of Association or to these Bye-laws that relates solely to the terms of one or more outstanding series of Preferred Shares if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Memorandum of Association, or pursuant to these Bye-laws or pursuant to the Act.  There shall be no cumulative voting.  The number of authorised Class B Common Shares may be increased or decreased (but not below the number of authorised Class B Common Shares then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Shares that may be required by the terms of the Memorandum of Association or these Bye-laws) the affirmative vote of the holders of the Company’s issued shares representing a majority of the votes represented by all of the Company’s outstanding issued shares entitled to vote.

(3)                                 Automatic Conversion.  Each Class B Common Share shall automatically, without further action by the holder thereof, be converted into and shall become (in such manner as is permitted by Bermuda law) one (1) fully paid and non-assessable Class A Common Share upon the occurrence of a Transfer, other than a Permitted Transfer, of such Class B Common Share. The Company’s Register of Members shall be updated to effect such conversion immediately upon the effectiveness of such Transfer and each outstanding share certificate that, immediately prior to such Transfer, represented one or more Class B Common Shares subject to such Transfer shall, upon and after such Transfer, be deemed to represent an equal number of Class A Common Shares, without the need for surrender or exchange thereof. The Company shall, upon the request of each such holder and upon receipt of such holder’s outstanding certificate, issue and deliver to such holder new certificates representing such holder’s Class A Common Shares.  Upon the conversion of any Class B Common Share pursuant to the foregoing provisions, the number of authorised Class B Common Shares shall be diminished by the number of Class B Common Shares that were so converted and the number of Class A Common Shares shall increase in the same amount.

For purposes of this Section B(3), the following terms shall have the following meanings:

“Family Member” shall mean with respect to any natural person who is a Qualified Shareholder, the spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Qualified Shareholder.

“Qualified Shareholder” shall mean: (a) the registered holder of a Class B Common Share; (b) the initial registered holder of any Class B Common Shares that are originally issued by the Company pursuant to the exercise or conversion of options or warrants or other equity awards for Class B Common Shares; (c) each natural person who Transferred Class B Common Shares or equity awards therefor (including any option or warrant exercisable or convertible into Class B Common Shares) to a Permitted Entity that is or becomes a Qualified Shareholder; and (d) a Permitted Transferee.

“Permitted Entity” shall mean with respect to a Qualified Shareholder: (a) a Permitted Trust solely for the benefit of (i) such Qualified Shareholder, (ii) one or more Family Members of such Qualified Shareholder and/or (iii) any other Permitted Entity of such Qualified Shareholder; or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (i) such Qualified Shareholder, (ii) one or more Family Members of such Qualified Shareholder and/or (iii) any other Permitted Entity of such Qualified Shareholder.

“Transfer” of a Class B Common Share shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of such Class B Common Share to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership).

“Permitted Transfer” shall mean, and be restricted to, any Transfer of a Class B Common Share:

(a)                                 by a Qualified Shareholder to (i) one or more Family Members of such Qualified Shareholder, (ii) the shareholders, members, partners or other equity holders of such Qualified Shareholder or (iii) any Permitted Entity of such Qualified Shareholder; or

(b)                                 by a Permitted Entity of a Qualified Shareholder to (i) such Qualified Shareholder or one or more Family Members of such Qualified Shareholder or (ii) any other Permitted Entity of such Qualified Shareholder.

“Permitted Transferee” shall mean a transferee of Class B Common Shares received in a Transfer that constitutes a Permitted Transfer.

“Permitted Trust” shall mean a bona fide trust where each trustee is (a) a Qualified Shareholder, (b) a Family Member or (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

(4)                                 Optional Conversion.

(4.1)                       Each Class B Common Share shall be convertible into one (1) fully paid and non-assessable Class A Common Share at the option of the holder thereof at any time by providing written notice to the Company. Before any holder of Class B Common Shares shall be entitled to convert any of such Class B Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Company or of any transfer agent for the Class B Common Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same. The Company shall, as soon as practicable thereafter (and in any event, within three trading days), convert such Class B Common Shares by updating its Register of Members and upon such action, to the extent permitted by applicable law, each affected Class B Common Share shall be converted into and shall become (in such manner as is permitted by Bermuda law) one (1) fully paid and non-assessable Class A Common Share.  The Company shall issue and deliver at such office to such holder of Class B Common Shares, or to the nominee or nominees or such holder, a certificate or certificates for the number of Class A Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Class B Common Shares to be converted and the delivery to the Company of a notice of conversion, and the person or persons entitled to receive the Class A Common Shares issuable upon such conversion shall be entered in the Company’s Register of Members as the record holder or holders of and treated for all purposes as the record holder or holders of such Class B Common Shares as of such date. Upon the conversion of any Class B Common Share pursuant to the foregoing provisions, the number of authorised Class B Common Shares shall be diminished by the number of Class B Shares that were so converted and the number of Class A Shares shall increase in the same amount.

(4.2)                       Each Class B Common Share shall be convertible into one (1) fully paid and non-assessable Class B’ Common Share at the option of the holder thereof at any time by providing written notice to the Company. Before any holder of Class B

Common Shares shall be entitled to convert any of such Class B Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Company or of any transfer agent for the Class B Common Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same. The Company shall, as soon as practicable thereafter (and in any event, within three trading days), convert such Class B Common Shares by updating its Register of Members and upon such action, to the extent permitted by applicable law, each affected Class B Common Share shall be converted into and shall become (in such manner as is permitted by Bermuda law) one (1) fully paid and non-assessable Class B’ Common Share.  The Company shall issue and deliver at such office to such holder of Class B Common Shares, or to the nominee or nominees or such holder, a certificate or certificates for the number of Class B’ Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Class B Common Shares to be converted and the delivery to the Company of a notice of conversion, and the person or persons entitled to receive the Class B’ Common Shares issuable upon such conversion shall be entered in the Company’s Register of Members as the record holder or holders of and treated for all purposes as the record holder or holders of such Class B Common Shares as of such date. Upon the conversion of any Class B Common Share pursuant to the foregoing provisions, the number of authorised Class B Common Shares shall be diminished by the number of Class B Shares that were so converted and the number of Class B’ Shares shall increase in the same amount.

C.                                    CLASS A’ COMMON SHARES

(1)                                 General.  The Company shall not issue any Class A’ Common Shares other than immediately prior to (or anytime thereafter) the effectiveness of a registration statement filed by the Company under the Securities Exchange Act of 1934, as amended. The dividend and liquidation rights of the holders of the Class A’ Common Shares are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Shares set forth herein. Except as expressly set forth in this Part C, Class A’ Common Shares shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A Common Shares, Class B Common Shares and Class B’ Common Shares.

(2)                                 Voting.  The holders of the outstanding Class A’ Common Shares shall possess no voting power whatsoever, either general or specific. The number of authorised Class A’ Common Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Shares that may be required by the terms of the Memorandum of Association or these Bye-laws) the affirmative vote of the holders of the Company’s issued shares representing a majority of the votes represented by all of the Company’s outstanding issued shares entitled to vote.

(3)                                 Optional Conversion.  Each Class A’ Common Share shall be convertible into one (1) fully paid and non-assessable Class A Common Share at the option of the holder thereof at any time by providing written notice to the Company;  provided, however, that the holder of such Class A’ Common Shares shall be prohibited from converting such shares if, as a result of such conversion (or portion of such conversion thereof), the holder, together with its affiliates, would own more than 9.99% of the voting power of the issued and outstanding Common Shares, which percentage may be increased or such limitation waived at such holder’s election upon sixty-one (61) days’ written notice to the Company. Before any holder of Class A’ Common Shares shall be entitled to convert any of such Class A’ Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Company or of any transfer agent for the Class A’ Common Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same. The Company shall, as soon as practicable thereafter (and in any event, within three trading days), convert such Class A’ Common Shares by updating its Register of Members and upon such action, to the extent permitted by applicable law, each affected Class A’ Common Share shall be converted into and shall become (in such manner as is permitted by Bermuda law) one (1) fully paid and non-assessable Class A Common Share.  The Company shall issue and deliver at such office to such holder of Class A’ Common Shares, or to the nominee or nominees or such holder, a certificate or certificates for the number of Class A Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior the close of business on the date of such surrender of the Class A’ Common Shares to be converted and the delivery to the Company of a notice of conversion, and the person or persons entitled to receive the Class A Common Shares issuable upon such conversion shall be entered in the Company’s Register of Members as the record holder or holders of and treated for all purposes as the record holder or holders of such Class A’ Common Shares as of such date. Upon the conversion of any Class A’ Common Share pursuant to the foregoing provisions, the number of authorised Class A’ Common Shares shall be diminished by the number of Class A’ Shares that were so converted and the number of Class A Shares shall increase in the same amount.

D.                                    CLASS B’ COMMON SHARES

(1)                                 General.  The Company shall not issue any Class B’ Common Shares other than immediately prior to (or anytime thereafter) the effectiveness of a registration statement filed by the Company under the Securities Exchange Act of 1934, as amended. The dividend and liquidation rights of the holders of the Class B’ Common Shares are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Shares set forth herein. Except as expressly set forth in this Part D, Class B’ Common Shares shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A Common Shares, Class A’ Common Shares and Class B Common Shares.

(2)                                 Voting.  The holders of the outstanding Class B’ Common Shares shall possess no voting power whatsoever, either general or specific. The number of authorised Class B’ Common Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Shares that may be required by the terms of the Memorandum of Association or these Bye-laws) the affirmative vote of the holders of the Company’s issued shares representing a majority of the votes represented by all of the Company’s outstanding issued shares entitled to vote.

(3)                                 Optional Conversion.

(3.1)                       Each Class B’ Common Share shall be convertible into one (1) fully paid and non-assessable Class A Common Share at the option of the holder thereof at any time by providing written notice to the Company;  provided, however, that the holder of such Class B’ Common Shares shall be prohibited from converting such shares if, as a result of such conversion (or portion of such conversion thereof), the holder, together with its affiliates, would own more than 9.99% of the voting power of the issued and outstanding Common Shares, which percentage may be increased or such limitation waived at such holder’s election upon sixty-one (61) days’ written notice to the Company. Before any holder of Class B’ Common Shares shall be entitled to convert any of such Class B’ Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Company or of any transfer agent for the Class B’ Common Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same. The Company shall, as soon as practicable thereafter (and in any event, within three trading days), convert such Class B’ Common Shares by updating its Register of Members and upon such action, to the extent permitted by applicable law, each affected Class B’ Common Share shall be converted into and shall become (in such manner as is permitted by Bermuda law) one (1) fully paid and non-assessable Class A Common Share.  The Company shall issue and deliver at such office to such holder of Class B’ Common Shares, or to the nominee or nominees or such holder, a certificate or certificates for the number of Class A Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior the close of business on the date of such surrender of the Class B’ Common Shares to be converted and the delivery to the Company of a notice of conversion, and the person or persons entitled to receive the Class A Common Shares issuable upon such conversion shall be entered in the Company’s Register of Members as the record holder or holders of and treated for all purposes as the record holder or holders of such

Class B’ Common Shares as of such date. Upon the conversion of any Class B’ Common Share pursuant to the foregoing provisions, the number of authorised Class B’ Common Shares shall be diminished by the number of Class B’ Shares that were so converted and the number of Class A Shares shall increase in the same amount.

(3.2)                       Each Class B’ Common Share shall be convertible into one (1) fully paid and non-assessable Class B Common Share at the option of the holder thereof at any time by providing written notice to the Company;  provided, however, that the holder of such Class B’ Common Shares shall be prohibited from converting such shares if, as a result of such conversion (or portion of such conversion thereof), the holder, together with its affiliates, would own more than 9.99% of the voting power of the issued and outstanding Common Shares, which percentage may be increased or such limitation waived at such holder’s election upon sixty-one (61) days’ written notice to the Company. Before any holder of Class B’ Common Shares shall be entitled to convert any of such Class B’ Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Company or of any transfer agent for the Class B’ Common Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same. The Company shall, as soon as practicable thereafter (and in any event, within three trading days), convert such Class B’ Common Shares by updating its Register of Members and upon such action, to the extent permitted by applicable law, each affected Class B’ Common Share shall be converted into and shall become (in such manner as is permitted by Bermuda law) one (1) fully paid and non-assessable Class B Common Share.  The Company shall issue and deliver at such office to such holder of Class B’ Common Shares, or to the nominee or nominees or such holder, a certificate or certificates for the number of Class A Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior the close of business on the date of such surrender of the Class B’ Common Shares to be converted and the delivery to the Company of a notice of conversion, and the person or persons entitled to receive the Class B Common Shares issuable upon such conversion shall be entered in the Company’s Register of Members as the record holder or holders of and treated for all purposes as the record holder or holders of such Class B’ Common Shares as of such date. Upon the conversion of any Class B’ Common Share pursuant to the foregoing provisions, the number of authorised Class B’ Common Shares shall be diminished by the number of Class B’ Shares that were so converted and the number of Class B Shares shall increase in the same amount.

E.                                     PREFERRED SHARES

The 97,463,268 authorised shares of the Company that are designated as Preferred Shares pursuant to Bye-law 4.1 are hereby further designated as follows: (a) 46,800,044 as “Series A Preferred Shares”, (b) 15,731,175 as “Series B Preferred Shares” and (c) 34,932,049 as “Series C Preferred Shares”.  The Preferred Shares shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Part E refer to sections and subsections of this Part E.

(1)                                 Dividends. The Company shall not declare, pay or set aside any dividends on any other class or series of shares of the Company (payable other than in fully paid bonus Class A Common Shares, Class A’ Common Shares, Class B Common Shares, Class B’ Common Shares or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional Class A Common Shares, Class A’ Common Shares, Class B Common Shares or Class B’ Common Shares, respectively) unless (in addition to the obtaining of any consents required elsewhere in these Bye- laws) the holders of the Preferred Shares then issued and outstanding shall first receive, or simultaneously receive, a dividend on each outstanding Preferred Share in an amount at least equal to (i) in the case of a dividend on any class of Common Shares or any class or series that is convertible into a class of Common Shares, that dividend per Preferred Share as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into such class of Common Shares and (B) the number of such class of Common Shares issuable upon conversion of a share of the applicable series of Preferred Shares, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into a class of Common Shares, at a rate per Preferred Share determined by (A) dividing the amount of the dividend payable on each share of such class or series of shares by the original issuance price of such class or series (subject to appropriate adjustment in the event of any bonus share, share dividend, share split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to, in the case of Series A Preferred Shares, the Series A Original Issue Price (as defined below), in the case of Series B Preferred Shares, the Series B Original Issue Price (as defined below), and, in the case of Series C Preferred Shares, the Series C Original Issue Price (as defined below); provided that, if the Company declares, pays or sets aside, on the same date, a dividend on more than one class or series of shares of the Company, the dividend payable to the holders of any series of Preferred Shares pursuant to this Section (1) shall be calculated based upon the dividend on the class or series of shares that would result in the highest Preferred Share dividend.  The “Series A Original Issue Price” shall mean US$1.7094 per share, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series A Preferred Shares. The “Series B Original Issue Price” shall mean US$2.5427 per share, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series B Preferred Shares.  The “Series C Original Issue Price” shall mean US$5.7254 per share, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series C Preferred Shares.

(2)                                 Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales

(2.1)                       Preferential Payments to Holders of Preferred Shares.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the holders of Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, on a pari  passu basis, before any payment shall be made to the holders of Common Shares by reason of their ownership thereof, an amount per share equal to (A) in the case of Series A Preferred Shares, the greater of (i) one (1) times the Series A Original Issue Price, plus any dividends declared but unpaid thereon, and (ii) such amount per share as would have been payable had all Series A Preferred Shares been converted into Class B Common Shares pursuant to Section (4) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”), (B) in the case of Series B Preferred Shares, the greater of (i) one (1) times the Series B Original Issue Price, plus any dividends declared but unpaid thereon, and (ii) such amount per share as would have been payable had all Series B Preferred Shares been converted into Class A Common Shares pursuant to Section (4) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”), and (C) in the case of Series C Preferred Shares, the greater of (i) one (1) times the Series C Original Issue Price, plus any dividends declared but unpaid thereon, and (ii) such amount per share as would have been payable had all Series C Preferred Shares been converted into Class A Common Shares pursuant to Section (4) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Preferred Shares the full amount to which they shall be entitled under this Subsection (2.1), the holders of Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by such holders of Preferred Shares upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(2.2)                       Payments to Holders of Common Shares.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of Preferred Shares, the remaining assets of the Company available for distribution to its shareholders shall be distributed among the holders of Common Shares, pro rata based on the number of shares held by each such holder.

(2.3)                       Deemed Liquidation Events

(a)                                 Definition.  Each of the following events shall be considered a “Deemed Liquidation Event,” unless the holders of a majority of the outstanding Preferred Shares, voting together as a single class on an as-if-converted to Class A Common Shares basis (the “Requisite Holders”), elect otherwise by written notice sent to the Company at least ten (10) days prior to the effective date of any such event:

(i)                                     any amalgamation, merger or consolidation in which:

(A)                               the Company is a constituent party; or

(B)                               a subsidiary of the Company is a constituent party and the Company issues equity shares pursuant to such amalgamation, merger or consolidation,

except any such amalgamation, merger or consolidation involving the Company or a subsidiary in which the shares of the Company outstanding immediately prior to such amalgamation, merger or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such amalgamation, merger or consolidation, a majority, by voting power, of the equity shares of (1) the surviving or resulting company or corporation or (2) if the surviving or resulting company or corporation is a wholly owned subsidiary of another company or corporation immediately following such amalgamation, merger or consolidation, the parent company or corporation of such surviving or resulting company or corporation; or

(ii)                                  the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

(2.4)                       Effecting a Deemed Liquidation Event

(a)                                 The Company shall not have the power to effect a Deemed Liquidation Event referred to in Subsection (2.3)(a)(i)(A) unless the agreement or plan of amalgamation, merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the shareholders of the Company shall be allocated among the shareholders of the Company in accordance with Subsections (2.1) and (2.2).

(b)                                 In the event of a Deemed Liquidation Event referred to in Subsection (2.3)(a)(i)(B) or (2.3)(a)(ii), if the Company does not effect a liquidation or dissolution of the Company under the Act within ninety (90) days after such Deemed Liquidation Event, then (i) the Company shall send a written notice to each holder of Preferred Shares no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such Preferred Shares, and (ii) if the Requisite Holders so request in a written instrument delivered to the Company not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Company shall use the consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Company available for distribution to its members, all to the extent permitted by the provisions of the Act governing redemptions of shares and distributions to members (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event (the “Liquidation Redemption Date”), to redeem all issued and outstanding Preferred Shares at a price per share equal to, in the case of the Series A Preferred Shares, the Series A Liquidation Amount, in the case of the Series B Preferred Shares, the Series B Liquidation Amount, and, in the case of the Series C Preferred Shares, the Series C Liquidation Amount.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding Preferred Shares, the Company shall ratably redeem each holder’s Preferred Shares to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under the provisions of the Act governing redemptions of shares and distributions to shareholders.  Prior to the distribution or redemption provided for in this Subsection (2.4)(b), the Company shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

(c)                                  Written notice of the mandatory redemption described in Subsection (2.4)(b) (the “Liquidation Redemption Notice”) shall be mailed,

postage prepaid, to each holder of record of Preferred Shares, at its post office address last shown on the records of the Company, or given by electronic communication in compliance with the provisions of the Act, not less than twenty (20) days prior to the Liquidation Redemption Date.  Each Liquidation Redemption Notice shall state:

(i)                                     the number of Preferred Shares held by the holder that the Company shall redeem on the Liquidation Redemption Date specified in the Liquidation Redemption Notice;

(ii)                                  the  Liquidation Redemption Date and the Series A Liquidation Amount, the Series B Liquidation Amount and/or the Series C Liquidation Amount, as applicable; and

(iii)                               that the holder is to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the Preferred Shares to be redeemed.

(d)                                 On or before the applicable Liquidation Redemption Date, each holder of Preferred Shares to be redeemed on such Liquidation Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4 hereof, shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Liquidation Redemption Notice, and thereupon the Series A Liquidation Amount, the Series B Liquidation Amount or the Series C Liquidation Amount, as the case may be, for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and the shares represented by each such surrendered certificate shall be cancelled and retired.  In the event less than all of the Preferred Shares represented by a certificate are redeemed, the Company’s Register of Members shall be updated to reflect the number of Preferred Shares that were redeemed and a new share certificate representing the unredeemed Preferred Shares shall promptly be issued to such holder.

(e)                                  If the Liquidation Redemption Notice shall have been duly given, and if on the Liquidation Redemption Date all Series A Liquidation Amounts, Series B Liquidation Amounts or Series C Liquidation Amounts, as applicable, payable upon redemption of the applicable Preferred Shares to be redeemed on such Liquidation Redemption Date are paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the Preferred Shares so called for redemption shall not have been surrendered, the Company’s Register of Members shall be updated to give effect to such redemption of Preferred Shares, dividends with respect to such Preferred

Shares shall cease to accrue after such Liquidation Redemption Date and all rights with respect to such shares shall forthwith after the Liquidation Redemption Date terminate, except only the right of the holders to receive the Series A Liquidation Amount, Series B Liquidation Amount or Series C Liquidation Amount, as the case may be, per applicable Preferred Share without interest upon surrender of their certificate or certificates therefor.

(f)                                   Any Preferred Shares which are redeemed or otherwise acquired by the Company or any of its subsidiaries shall be automatically and immediately cancelled and shall not be reissued, sold or transferred and shall thereafter form part of the Company’s authorised, unissued and undesignated share capital.  The Company may not exercise any voting or other rights granted to the holders of Preferred Shares following redemption.

(2.5)                       Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of equity shares of the Company upon any such amalgamation, merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring person, firm or other entity.  The value of such property, rights or securities shall be determined in good faith by the Board.

(3)                                 Voting

(3.1)                       General.  On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of such meeting), (A) each holder of issued and outstanding Series A Preferred Shares shall be entitled to cast the number of votes equal to the product of (x) the number of whole Class B Common Shares into which the Series A Preferred Shares held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter and (y) the number of votes that the holder of a Class B Common Share is entitled to vote with respect to such Class B Common Share as of the record date of determining shareholders entitled to vote on such matter, (B) each holder of issued and outstanding Series B Preferred Shares shall be entitled to cast the number of votes equal to the product of (x) the number of whole Class A Common Shares into which the Series B Preferred Shares held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter and (y) the number of votes that the holder of a Class A Common Share is entitled to vote with respect to such Class A Common Share as of the record date of determining shareholders entitled to vote on such matter, and (C) each holder of issued and outstanding Series C Preferred Shares shall be entitled to cast the number of votes equal to the product of (x) the number of whole Class A Common Shares into which the Series C Preferred Shares held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter and (y)

the number of votes that the holder of a Class A Common Share is entitled to vote with respect to such Class A Common Share as of the record date of determining shareholders entitled to vote on such matter.  Except as provided by law or by the other provisions of these Bye-laws, holders of Preferred Shares shall vote together with the holders of Class A Common Shares and Class B Common Shares as a single class.

(3.2)                       Election of Directors.  The holders of record of the Preferred Shares, voting together as a single class as if all Series A Preferred Shares converted into Class B Common Shares and all Series B Preferred Shares and Series C Preferred Shares converted into Class A Common Shares, shall be entitled to elect two (2) directors of the Company (the “Preferred Directors”) and the holders of record of the Class A Common Shares and Class B Common Shares, voting together as a single class, shall be entitled to elect one (1) director of the Company.  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the class or series of shares entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of such shareholders.  If the holders of Preferred Shares, on the one hand, and/or Class A Common Shares and Class B Common Shares, on the other hand, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to the first sentence of this Subsection (3.2), then any directorship not so filled shall remain vacant until such time as the holders of Preferred Shares and/or Class A Common Shares and Class B Common Shares, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by shareholders of the Company other than by the shareholders of the Company that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class as set forth in the first sentence of this Subsection (3.2). The holders of record of the Class A Common Shares and Class B Common Shares and of any other class or series of voting shares (including each series of Preferred Shares), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Company.  At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.  Except as otherwise provided in this Subsection (3.2), a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of the same class or series pursuant to this Subsection (3.2).  The rights of the holders of the Preferred Shares and the rights of the holders of the Class A Common Shares and Class B Common Shares under the first sentence of this Subsection (3.2) shall terminate on the first date following the Series C Original Issue Date (as defined below) on which there are issued and outstanding less than 29,239,129 Preferred Shares (subject to appropriate adjustment in the event of any share dividend, share split, combination, or other similar recapitalization with respect to the Preferred Shares).

(3.3)                       Preferred Shares Protective Provisions.  At any time when at least 4,873,188 Preferred Shares (subject to appropriate adjustment in the event of any bonus issue, share dividend, share split, combination or other similar recapitalization with respect to the Preferred Shares) are issued and outstanding, the Company shall not, either directly or indirectly by amendment, amalgamation, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or these Bye-laws) the written consent or affirmative vote of the Requisite Holders, given in writing or by vote at a meeting:

(a)                                 liquidate, dissolve or wind-up the business and affairs of the Company, effect any amalgamation, merger or consolidation or any other Deemed Liquidation Event,  or consent to any of the foregoing;

(b)                                 amend, alter or repeal any provision of the Memorandum of Association or these Bye-laws;

(c)                                  (i) create, or authorise the creation of, or issue any additional class or series of equity shares unless the same ranks junior to the Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends, (ii) increase the authorised number of Preferred Shares or (iii) increase the authorised number of any additional class or series of shares unless the same ranks junior to the Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends;

(d)                                 (i) reclassify, alter or amend any existing security of the Company that is pari passu with the Preferred Shares in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends, if such reclassification, alteration or amendment would render such other security senior to the Preferred Shares in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Company that is junior to the Preferred Shares in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Preferred Shares in respect of any such right, preference or privilege;

(e)                                  purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of the Company other than (i) redemptions of or dividends or distributions on the Preferred Shares as expressly authorised herein and (ii) repurchases of shares from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board, including the approval of each of the Preferred Directors;

(f)                                   create, or authorise the creation of, or issue, or authorise the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security unless such debt security has received the prior approval of the Board, including the approval of each of the Preferred Directors;

(g)                                  create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

(h)                                 increase or decrease the authorised number of directors constituting the Board.

(3.4)                       Series A Preferred Shares Protective Provisions.  At any time when at least 2,340,002 Series A Preferred Shares (subject to appropriate adjustment in the event of any bonus issue, share dividend, share split, combination or other similar recapitalization with respect to the Series A Preferred Shares) are issued and outstanding, the Company shall not, either directly or indirectly by amendment, amalgamation, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or these Bye-laws) the written consent or affirmative vote of the holders of a majority of the Series A Preferred Shares, voting exclusively as a class, given in writing or by vote at a meeting:

(a)                                 amend, alter or repeal any provision of the Memorandum of Association or these Bye-laws so as to change the preferences, rights, privileges or powers of the Series A Preferred Shares adversely and in a manner disproportionate to the effect of the same on any other series of Preferred Shares; or

(b)                                 increase or decrease the authorised number of Series A Preferred Shares.

(3.5)                       Series B Preferred Shares Protective Provisions.  At any time when at least 786,566 Series B Preferred Shares (subject to appropriate adjustment in the event of any bonus issue, share dividend, share split, combination or other similar recapitalization with respect to the Series B Preferred Shares) are issued and outstanding, the Company shall not, either directly or indirectly by amendment, amalgamation, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or these Bye-laws) the written consent or affirmative vote of the holders of a majority of the Series B Preferred Shares, voting exclusively as a class, given in writing or by vote at a meeting:

(a)                                 amend, alter or repeal any provision of the Memorandum of Association or these Bye-laws so as to change the preferences, rights, privileges or powers of the Series B Preferred Shares adversely and in a manner disproportionate to the effect of the same on any other series of Preferred Shares; or

(b)                                 increase or decrease the authorised number of Series B Preferred Shares.

(3.6)                       Series C Preferred Shares Protective Provisions.  At any time when at least 1,746,632 Series C Preferred Shares (subject to appropriate adjustment in the event of any bonus issue, share dividend, share split, combination or other similar recapitalization with respect to the Series C Preferred Shares) are issued and outstanding, the Company shall not, either directly or indirectly by amendment, amalgamation, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or these Bye-laws) the written consent or affirmative vote of the holders of a majority of the Series C Preferred Shares, voting exclusively as a class, given in writing or by vote at a meeting:

(a)                                 amend, alter or repeal any provision of the Memorandum of Association or these Bye-laws so as to change the preferences, rights, privileges or powers of the Series C Preferred Shares adversely and in a manner disproportionate to the effect of the same on any other series of Preferred Shares; or

(b)                                 increase or decrease the authorised number of Series C Preferred Shares.

(4)                                 Optional Conversion

The holders of the Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

(4.1)                       Right to Convert

(a)                                 Conversion Ratio.  Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, in such manner as is permitted by Bermuda law, into such number of fully paid and non-assessable Class B Common Shares as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion.  Each Series B Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, in such manner as is permitted by Bermuda law, into such number of fully paid and non-assessable Class A Common Shares as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. Each Series C Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, in such manner as is permitted by Bermuda law, into such number of fully paid and non-assessable Class A Common Shares as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to US$1.7094, the “Series B Conversion Price” shall initially be equal to US$2.5427 and the “Series C Conversion Price” shall initially be equal to US$5.7254.  The Series A Conversion Price, Series B Conversion Price and Series C Conversion Price are each referred to herein as a “Conversion Price.” Such initial Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, and the rate at which shares of each series of Preferred Shares may be converted into Common Shares, shall be subject to adjustment as provided below.

(b)                                 Termination of Conversion Rights.  In the event of a notice of redemption of any Preferred Shares pursuant to Subsection (2.4)(c), the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Shares.

(4.2)                       Fractional Shares.  No fractional Common Shares shall be issued upon conversion of any Preferred Shares.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of the applicable class of Common Share as determined in good faith by the Board.  Whether or not, and to the extent that, fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Preferred Shares the holder is at the time converting into each class of Common Shares and the aggregate number of such class(es) of Common Shares issuable upon such conversion.

(4.3)                       Mechanics of Conversion.

(a)                                 Notice of Conversion.  In order for a holder of Preferred Shares to voluntarily convert such Preferred Shares into a class of Common Shares, such holder shall (a) provide written notice to the Company’s transfer agent at the office of the transfer agent for the Preferred Shares (or at the principal office of the Company if the Company serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s Preferred Shares and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such Preferred Shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Shares (or at the principal office of the Company if the Company serves as its own transfer agent).  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the applicable Common Shares to be issued.  If required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his, her or its attorney duly authorised in writing.  The close of business on the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the Common Shares issuable upon conversion of the specified Preferred Shares shall be deemed to be issued and outstanding of record as of such date.  The Company shall, as soon as practicable after the Conversion Time, (i) convert such Preferred Shares by updating its Register of Members and upon such action, to the extent permitted by applicable law, each affected Preferred Share shall be converted into and shall become (in such manner as is permitted by Bermuda law) the requisite number of fully paid and non-assessable Class A Common Shares, Class A’ Common Shares, Class B Common Shares or Class B’ Common Shares, as the case may be; (ii) issue and deliver to such holder of Preferred Shares, or to his, her or its nominees, a certificate or certificates for the number of full Common Shares issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the Preferred Shares represented by the surrendered certificate that were not converted into Common Shares, (iii) pay in cash such amount as provided in Subsection (4.2) in lieu of any fraction of a Common Share otherwise issuable upon such conversion and (iv) pay all declared but unpaid dividends on the Preferred Shares converted.

(b)                                 Reservation of Shares.  The Company shall at all times when the Preferred Shares shall be outstanding, reserve and keep available out of its authorised but unissued shares, for the purpose of effecting the conversion of the Preferred Shares (if so required by applicable law), such number of its duly authorised Class A Common Shares, Class A’ Common Shares, Class B Common Shares and Class B’ Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of authorised but unissued Class A Common Shares, Class A’ Common Shares, Class B Common Shares or Class B’ Common Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company shall take such corporate action as may be necessary to increase its authorised but unissued Common Shares (or applicable class(es) thereof) to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Memorandum of Association.  Before taking any action which would cause an adjustment reducing a Conversion Price below the then par value of the applicable class of Common Shares issuable upon conversion of such series of Preferred Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Class A Common Shares, Class A’ Common Shares, Class B Common Shares or Class B’ Common Shares Shares, as the case may be, at such adjusted Conversion Price.

(c)                                  Effect of Conversion.  All Preferred Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be issued and outstanding as Preferred Shares and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive the applicable class of Common Shares on conversion thereof, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection (4.2) and to receive payment of any dividends declared but unpaid thereon.  It is intended that all Preferred Shares so converted shall convert into and shall become shares of the applicable class of Common Shares and shall cease to exist as Preferred Shares.  Upon the conversion of any Preferred Share pursuant to the foregoing provisions, the number of authorised Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, shall be diminished by the number of such series of Preferred Shares that were so converted and the number of shares of the applicable class(es) of Common Shares shall increase in the same amount.

(d)                                 No Further Adjustment.  Upon any such conversion, no adjustment to the applicable Conversion Price(s) shall be made for any declared but unpaid dividends on the applicable series of Preferred Shares surrendered for conversion or on the applicable class(es) of Common Shares delivered upon conversion.

(e)                                  Taxes.  The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Common Shares upon conversion of Preferred Shares pursuant to this Section (4).  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that in which the Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(4.4)                       Adjustments to Conversion Prices for Diluting Issues

(a)                                 Special Definitions.  For purposes of this Part E, the following definitions shall apply:

(i)                                     “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities.

(ii)                                  “Series C Original Issue Date” shall mean the date on which the first Series C Preferred Share was issued.

(iii)                               “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Shares, but excluding Options.

(iv)                              “Additional Shares” shall mean all Common Shares issued (or, pursuant to Subsection (4.4)(c) below, deemed to be issued) by the Company after the Series C Original Issue Date, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(A)                               Common Shares, Options or Convertible Securities issued as a dividend or distribution on Preferred Shares;

(B)                               Common Shares, Options or Convertible Securities issued by reason of a dividend, share split, split-up or other distribution on Common Shares that is covered by Subsection (4.5), (4.6), (4.7) or (4.8);

(C)                               Common Shares or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board, including each of the Preferred Directors;

(D)                               Common Shares or Convertible Securities actually issued upon the exercise of Options or Common Shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(E)                                Common Shares Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board, including each of the Preferred Directors;

(F)                                 Common Shares, Options or Convertible Securities issued in connection with supplier, third-party service provider, sponsored research, collaboration, license, development, marketing or other similar agreements or strategic partnerships, in each case approved by the Board, including each of the Preferred Directors; or

(G)                               Common Shares, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board, including each of the Preferred Directors.

(b)                                 No Adjustment of Conversion Prices.  No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares if the Company receives written notice from the holders of a majority of the then outstanding Series A Preferred Shares, voting exclusively as a class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares.  No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares if the Company receives written notice from the holders of a majority of the then outstanding Series B Preferred Shares, voting exclusively as a class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares.  No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares if the Company receives written notice from the holders of a majority of the then outstanding Series C Preferred Shares, voting exclusively as a class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares.

(c)                                  Deemed Issue of Additional Shares.

(i)                                     If the Company at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(ii)                                  If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to a Conversion Price pursuant to the terms of Subsection (4.4)(d), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either

(1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this Subsection (4.4)(c)(ii) shall have the effect of increasing a Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the applicable Conversion Price that would have resulted from any issuances of Additional Shares (other than deemed issuances of Additional Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(iii)                               If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to a Conversion Price pursuant to the terms of Subsection (4.4)(d) (either because the consideration per share (determined pursuant to Subsection (4.4)(e) of the Additional Shares subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series C Original Issue Date), are revised after the Series C Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Common Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares subject thereto (determined in the manner provided in Subsection (4.4)(c)(i)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv)                              Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to a Conversion Price pursuant to the terms of Subsection (4.4)(d), the applicable Conversion Price shall be readjusted to such applicable Conversion Price as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

(v)                                 If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to a Conversion Price provided for in this Subsection (4.4)(c) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in subsections (ii) and (iii) of this Subsection (4.4)(c)).  If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to a Conversion Price that would result under the terms of this Subsection (4.4)(c) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(d)                                 Adjustment of Conversion Prices Upon Issuance of Additional Shares.  In the event the Company shall at any time after the Series C Original Issue Date issue Additional Shares (including Additional Shares deemed to be issued pursuant to Subsection (4.4)(c)), without consideration or for a consideration per share less than a Conversion Price in effect immediately prior to such issue, then the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1*  (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(i)                                     “CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares;

(ii)                                  “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares;

(iii)                               “A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Shares (treating for this purpose as outstanding all Common Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Shares) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)                              “B” shall mean the number of Common Shares that would have been issued if such Additional Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(v)                                 “C” shall mean the number of such Additional Shares issued in such transaction.

(e)                                  Determination of Consideration.  For purposes of this Subsection (4.4), the consideration received by the Company for the issue of any Additional Shares shall be computed as follows:

(i)                                     Cash and Property:  Such consideration shall:

(A)                               insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(B)                               insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(C)                               in the event Additional Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(ii)           Options and Convertible Securities.  The consideration per share received by the Company for Additional Shares deemed to have been issued pursuant to Subsection (4.4)(c), relating to Options and Convertible Securities, shall be determined by dividing:

(A)          The total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)          the maximum number Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(f)            Multiple Closing Dates.  In the event the Company shall issue on more than one date Additional Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to a Conversion Price pursuant to the terms of Subsection (4.4)(d), and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(4.5)        Adjustment for Share Splits and Combinations.  If the Company shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Shares, each Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Common Shares issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of Common Shares outstanding.  If the Company shall at any time or from time to time after the Series C

Original Issue Date combine the outstanding Common Shares, each Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Common Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of Common Shares outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(4.6)        Adjustment for Certain Dividends and Distributions.  In the event the Company at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable on the Common Shares in additional Common Shares, then and in each such event each Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(x)           the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(y)           the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing: (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, each Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Prices shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of the applicable series of Preferred Shares simultaneously receive a dividend or other distribution of the same class of Common Shares in a number equal to the number Common Shares as they would have received if all outstanding shares of such series of Preferred Shares had been converted into such class of Common Shares on the date of such event.

(4.7)        Adjustments for Other Dividends and Distributions.  In the event the Company at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Common Shares in respect of Common Shares) or in other property and the provisions of Section (1) do not apply to such dividend or distribution, then and in each such event the holders of each series of Preferred Shares shall receive, simultaneously with the distribution to the holders of Common Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of such series of Preferred Shares had been converted into Common Shares on the date of such event.

(4.8)        Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection (2), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Shares (but not the Preferred Shares) are converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections (4.5), (4.6) or (4.7)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Preferred Share shall thereafter be convertible in lieu of the Common Shares into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Common Shares of the Company issuable upon conversion of one Series A Preferred Share, Series B Preferred Share or Series C Preferred Share, as applicable, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section (4) with respect to the rights and interests thereafter of the holders of the Preferred Shares, to the end that the provisions set forth in this Section (4) (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Shares.

(4.9)        Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section (4), the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the affected series of Preferred Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the affected series of Preferred Shares are convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Shares (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Price(s) then in effect, and (ii) the number of Common Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Preferred Shares.

(4.10)     Notice of Record Date.  In the event:

(a)           the Company shall take a record of the holders of any class of Common Shares (or other equity shares or securities at the time issuable upon conversion of any series of Preferred Shares) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other security; or

(b)           of any capital reorganization of the Company, any reclassification of any class of Common Shares or any Deemed Liquidation Event; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the holders of Preferred Shares a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of the applicable class(es) of Common Shares (or such other equity shares or securities at the time issuable upon the conversion of the applicable series of Preferred Shares) shall be entitled to exchange their Common Shares (or such other equity shares or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Shares and the Common Shares.  Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

(5)           Mandatory Conversion.

(5.1)        Trigger Events.  Upon either (a) the closing of the sale of Class A Common Shares or Class B Common Shares to the public at a price of at least $5.7254 per share (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the applicable class of Common Shares), in an IPO resulting in at least $100 million of gross proceeds to the Company or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (x) all outstanding Series A Preferred Shares shall automatically be converted, in such manner as is permitted pursuant to Bermuda law, into Class B Common Shares, (y) all outstanding Series B Preferred Shares shall automatically be converted, in such manner as is permitted pursuant to Bermuda law, into Class A Common Shares, and (z) all outstanding Series

C Preferred Shares shall automatically be converted, in such manner as is permitted pursuant to Bermuda law, into Class A Common Shares,  in each case at the then-effective conversion rate as calculated pursuant to Subsection (4.1)(a).

(5.2)        Procedural Requirements.  All holders of record of Preferred Shares shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such Preferred Shares pursuant to this Section (5).  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of Preferred Shares in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice.  If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorised in writing.  All rights with respect to the Preferred Shares converted pursuant to Subsection (5.1), including the rights, if any, to receive notices and vote (other than as a holder of Common Shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection (5.2).  As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Shares, the Company shall (a) (1) issue and deliver to each holder of Series A Preferred Shares, or to his, her or its nominees, a certificate or certificates for the number of full Class B Common Shares issuable on conversion of such Series A Preferred Shares in accordance with the provisions hereof and (2) pay cash as provided in Subsection (4.2) in lieu of any fraction of a Class B Common Share otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the Series A Preferred Shares so converted, (b) (1) issue and deliver to each holder of Series B Preferred Shares, or to his, her or its nominees, a certificate or certificates for the number of full Class A Common Shares issuable on conversion of such Series B Preferred Shares in accordance with the provisions hereof and (2) pay cash as provided in Subsection (4.2) in lieu of any fraction of a Class A Common Share otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the Series B Preferred Shares so converted and (c) (1) issue and deliver to each holder of Series C Preferred Shares, or to his, her or its nominees, a certificate or certificates for the number of full Class A Common Shares issuable on conversion of such Series C Preferred Shares in accordance with the provisions hereof and (2) pay cash as provided in Subsection (4.2) in lieu of any fraction of a Class A Common Share otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the Series C Preferred Shares so converted.  It is intended that all Series A Preferred Shares so converted shall convert into and shall become Class B Common Shares and shall cease to exist as Series A Preferred Shares, that all Series B Preferred Shares so converted shall convert into and shall become Class A Common Shares and shall cease to exist as Series B Preferred Shares and that all Series C Preferred Shares so converted shall convert into and shall become Class A Common Shares and shall cease to exist as Series C Preferred Shares.  Upon the conversion of any Preferred Share pursuant to the foregoing provisions, the number of authorised Preferred Shares, and the applicable series thereof, shall be diminished by the number of Preferred Shares that were so converted and the number of each applicable class of Common Shares shall increase in the same amount.

(5.3)        Optional Conversion into Class A’ Common Shares or Class B’ Common Shares.

(a)           Trigger Event.  In connection with the IPO and notwithstanding the provisions of Subsection (5.1):

(i)            Any Series A Preferred Share may be converted, in such manner as is permitted by Bermuda law, at the election of the holder thereof and in lieu of the Class B Common Share(s) otherwise issuable upon conversion of such Series A Preferred Share pursuant to Subsection (5.1), into such number of fully paid and non-assessable Class B’ Common Shares as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price in effect at the time of such conversion. Notice of such election must be delivered to the Company at least ten (10) days prior to the anticipated closing of the IPO or such earlier time as is reasonably required by the managing underwriters(s) of the IPO. It is intended that all Series A Preferred Shares so converted shall convert into and shall become Class B’ Common Shares and shall cease to exist as Series A Preferred Shares.  Upon the conversion of any Series A Preferred Share pursuant to the foregoing provisions, the number of authorised Series A Preferred Shares shall be diminished by the number of Series A Preferred Shares that were so converted and the number of Class B’ Common Shares shall increase in the same amount.

(ii)           Any Series B Preferred Share may be converted, in such manner as is permitted by Bermuda law, at the election of the holder thereof and in lieu of the Class A Common Share(s) otherwise issuable upon conversion of such Series B Preferred Share pursuant to Subsection (5.1), into such number of fully paid and non-assessable

Class A’ Common Shares as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price in effect at the time of such conversion. Notice of such election must be delivered to the Company at least ten (10) days prior to the anticipated closing of the IPO or such earlier time as is reasonably required by the managing underwriters(s) of the IPO. It is intended that all Series B Preferred Shares so converted shall convert into and shall become Class A’ Common Shares and shall cease to exist as Series B Preferred Shares.  Upon the conversion of any Series B Preferred Share pursuant to the foregoing provisions, the number of authorised Series B Preferred Shares shall be diminished by the number of Series B Preferred Shares that were so converted and the number of Class A’ Common Shares shall increase in the same amount.

(iii)          Any Series C Preferred Share may be converted, in such manner as is permitted by Bermuda law, at the election of the holder thereof and in lieu of the Class A Common Share(s) otherwise issuable upon conversion of such Series C Preferred Share pursuant to Subsection (5.1), into such number of fully paid and non-assessable Class A’ Common Shares as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price in effect at the time of such conversion. Notice of such election must be delivered to the Company at least ten (10) days prior to the anticipated closing of the IPO or such earlier time as is reasonably required by the managing underwriters(s) of the IPO. It is intended that all Series C Preferred Shares so converted shall convert into and shall become Class A’ Common Shares and shall cease to exist as Series C Preferred Shares.  Upon the conversion of any Series C Preferred Share pursuant to the foregoing provisions, the number of authorised Series C Preferred Shares shall be diminished by the number of Series C Preferred Shares that were so converted and the number of Class A’ Common Shares shall increase in the same amount.

(b)           Procedural Requirements. The provisions of Subsection (5.2) shall apply to the conversion of the Series A Preferred Shares into Class B’ Common Shares pursuant to Subsection (5.3)(a)(i), the conversion of the Series B Preferred Shares into Class A’ Common Shares pursuant to Subsection (5.3)(a)(ii) and the conversion of the Series C Preferred Shares into Class A’ Common Shares pursuant to Subsection (5.3)(a)(iii) with such necessary changes in the details thereof as are necessitated by the context.

(c)           Additional Mechanics of Conversion and Other Adjustments.  The provisions of Subsections (4.2), (4.3), (4.4), (4.5), (4.6), (4.7) and (4.8) shall apply to the conversion of the Series A Preferred Shares into Class B’ Common Shares pursuant to Subsection (5.3)(a)(i), the conversion of the Series B Preferred Shares into Class A’ Common Shares pursuant to Subsection (5.3)(a)(ii) and the conversion of the Series C Preferred Shares into Class A’ Common Shares pursuant to Subsection (5.3)(a)(iii), with such necessary changes in the details thereof as are necessitated by the context, but without duplication of any of the rights, preferences or privileges of the applicable series of Preferred Shares otherwise provided in such subsections.

(6)           Redemption. The Preferred Shares are not redeemable except in accordance with the provisions in Subsection (2.4)(b).

(7)           Waiver.  Unless a different vote is specified in these Bye-laws, any of the rights, powers, preferences and other terms of the Preferred Shares, Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares set forth herein may be waived on behalf of all holders of such shares by the affirmative written consent or vote of the Requisite Holders.

4.3          Notices.  Any notice required or permitted by the provisions of these Bye-laws to be given to a holder of Preferred Shares shall be mailed, postage prepaid, to the post office address last shown on the records of the Company, or given by electronic communication in compliance with the provisions of the Act, and shall be deemed sent upon such mailing or electronic transmission.

4.4          All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.                                      Calls on Shares

5.1                               The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment.  The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2                               The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.3                               The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.                                      Forfeiture of Shares

6.1                               If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

Kiniksa Pharmaceuticals, Ltd. (the “Company”)

You have failed to pay the call of [amount of call] made on [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call.  You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [date]

[Signature of Secretary] By Order of the Board

6.2                               If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.  Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act.

6.3                               A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

6.4                               The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed.  Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

7.                                      Share Certificates

7.1                               Unless otherwise provided herein, every Member shall be entitled to a certificate under the common seal (or a facsimile thereof) of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares.  The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

7.2                               The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

7.3                               If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

8.                                      Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

9.                                      Register of Members

9.1                               The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

9.2                               The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.  The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

10.                               Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.                               Transfer of Registered Shares

11.1                        An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

Kiniksa Pharmaceuticals, Ltd. (the “Company”)

FOR VALUE RECEIVED                            [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

11.2                        Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone.  The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

11.3                        The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

11.4                        The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

11.5                        The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.  If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

11.6                        Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

12.                               Transmission of Registered Shares

12.1                        In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares.  Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons.  Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

12.2                        Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

Kiniksa Pharmaceuticals, Ltd. (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number]

share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

12.3                        On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member.  Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

12.4                        Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

13.                               Power to Alter Capital

13.1                        The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

13.2                        Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

14.                               Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class and save as otherwise provided in these Bye-Laws) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of at least three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.  The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

15.                               Dividends

15.1                        The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.  No unpaid dividend shall bear interest as against the Company.

15.2                        The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

15.3                        The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

15.4                        The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.  No unpaid distribution shall bear interest as against the Company.

16.                               Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

17.                               Method of Payment

17.1                        Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

17.2                        In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct.  If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

17.3                        The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

18.                               Capitalisation

18.1                        The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

18.2                        The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

19.                               Annual General Meetings

Subject to an election made by the Company in accordance with the Act to dispense with the holding of annual general meetings, an annual general meeting shall be held in each year (other than the year of incorporation) at such time and place as the president or the chairman of the Company (if any) or any two Directors or any Director and the Secretary or the Board shall appoint.

20.                               Special General Meetings

The president or the chairman of the Company (if any) or any two Directors or any Director and the Secretary or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

21.                               Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

22.                               Notice

22.1                        At least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

22.2                        At least five days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

22.3                        The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

22.4                        A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

22.5                        The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

23.                               Giving Notice and Access

23.1                        A notice may be given by the Company to a Member:

(a)                                 by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)                                 by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)                                  by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)                                 by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)                                  by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

23.2                        Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

23.3                        In proving service under paragraphs 23.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

24.                               Postponement of General Meeting

The Secretary may postpone any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to the Members before the time for such meeting.  Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with these Bye-laws.

25.                               Electronic Participation in Meetings

Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

26.                               Quorum at General Meetings

26.1                        At any general meeting two or more persons present in person and representing in person or by proxy in excess of 50% of the voting power of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.

26.2                        If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

27.                               Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the chairman or the president of the Company, if there be one, shall act as chairman of the meeting at all general meetings at which such person is present.  In their absence a chairman of the meeting shall be appointed or elected by those present at the meeting and entitled to vote.

28.                               Voting on Resolutions

28.1                        Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

28.2                        No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

28.3                        At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

28.4                        In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

28.5                        At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

28.6                        At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

29.                               Power to Demand a Vote on a Poll

29.1                        Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)                                 the chairman of such meeting; or

(b)                                 at least three Members present in person or represented by proxy; or

(c)                                  any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)                                 any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

29.2                        Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.  A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

29.3                        A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct.  Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

29.4                        Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy.  Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct.  At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

30.                               Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

31.                               Instrument of Proxy

31.1                        An instrument appointing a proxy shall be in writing in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy

Kiniksa Pharmaceuticals, Ltd. (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on [date] and at any adjournment thereof.  [Any restrictions on voting to be inserted here.]

Signed this [date]

Member(s)

31.2                        The instrument appointing a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid.

31.3                        A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

31.4                        The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

32.                               Representation of Corporate Member

32.1                        A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

32.2                        Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

33.                               Adjournment of General Meeting

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

34.                               Written Resolutions

34.1                        Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution in accordance with this Bye-law.

34.2                        Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon.  The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

34.3                        A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

34.4                        A resolution in writing may be signed in any number of counterparts.

34.5                        A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

34.6                        A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

34.7                        This Bye-law shall not apply to:

(a)                                 a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)                                 a resolution passed for the purpose of removing a Director before the expiration of his term of office.

34.8                        For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

35.                               Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

36.                               Election of Directors

36.1                        The Board shall be elected or appointed at the annual general meeting or at any special general meeting called for that purpose, subject to Bye-law 4.3 D(3) 3.2, which shall also permit the appointment of certain Directors in the circumstances and manner set out therein.

36.2                        At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

37.                               Number of Directors

Unless otherwise provided herein, the Board shall consist of not less than one Director or such number in excess thereof as the Members or Directors may determine.

38.                               Term of Office of Directors

Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

39.                               Alternate Directors

39.1                        At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.

39.2                        Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary.

39.3                        Any person elected or appointed pursuant to this Bye-law shall have all the rights and powers of the Director or Directors for whom such person is elected or appointed in the alternative, provided that such person shall not be counted more than once in determining whether or not a quorum is present.

39.4                        An Alternate Director shall be entitled to receive notice of all Board meetings and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

39.5                        An Alternate Director’s office shall terminate —

(a)                                 in the case of an alternate elected by the Members:

(i)                                     on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to the Director for whom he was elected to act, would result in the termination of that Director; or

(ii)                                  if the Director for whom he was elected in the alternative ceases for any reason to be a Director, provided that the alternate removed in these circumstances may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy; and

(b)                                 in the case of an alternate appointed by a Director:

(i)                                     on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to his appointor, would result in the termination of the appointor’s directorship; or

(ii)                                  when the Alternate Director’s appointor revokes the appointment by notice to the Company in writing specifying when the appointment is to terminate; or

(iii)                               if the Alternate Director’s appointor ceases for any reason to be a Director.

40.                               Removal of Directors

40.1                        Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

40.2                        If a Director is removed from the Board under this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed.  In the absence of such election or appointment, the Board may fill the vacancy.

41.                               Vacancy in the Office of Director

41.1                        The office of Director shall be vacated if the Director:

(a)                                 is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)                                 is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)                                  is or becomes of unsound mind or dies; or

(d)                                 resigns his office by notice to the Company.

41.2                        The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed.

42.                               Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day.  The Directors may also be paid all travel, hotel and other expenses properly incurred by them (or in the case of a director that is a corporation, by its representative or representatives) in attending and returning from Board meetings, meetings of any committee appointed by the Board or general meetings, or in connection with the business of the Company or their duties as Directors generally.

43.                               Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

44.                               Directors to Manage Business

The business of the Company shall be managed and conducted by the Board.  In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

45.                               Powers of the Board of Directors

The Board may:

(a)                                 appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)                                 exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)                                  appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)                                 appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)                                  by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)                                   procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)                                  delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)                                 delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)                                     present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)                                    in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)                                 authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

46.                               Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

47.                               Appointment of Officers

The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

48.                               Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

49.                               Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

50.                               Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

51.                               Conflicts of Interest

51.1                        Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties.  Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

51.2                        A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest as required by the Act.

51.3                        An Interested Director who has complied with the requirements of the foregoing Bye-law may:

(a)                                 vote in respect of such contract or proposed contract; and/or

(b)                                 be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

52.                               Indemnification and Exculpation of Directors and Officers

52.1                        The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties.  Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

52.2                        The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

52.3                        The Company may advance monies to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him.

MEETINGS OF THE BOARD OF DIRECTORS

53.                               Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.  A resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

54.                               Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting.  Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

55.                               Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

56.                               Representation of Corporate Director

56.1                        A Director which is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

56.2                        Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a corporation which is a Director.

57.                               Quorum at Board Meetings

The quorum necessary for the transaction of business at a Board meeting shall be three Directors, provided that if there is only one Director for the time being in office the quorum shall be one.

58.                               Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

59.                               Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the chairman or the president of the Company, if there be one, shall act as chairman of the meeting at all Board meetings at which such person is present.  In their absence a chairman of the meeting shall be appointed or elected by the Directors present at the meeting.

60.                               Written Resolutions

A resolution signed by (or in the case of a Director that is a corporation, on behalf of) all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by (or in the case of a Director that is a corporation, on behalf of) the last Director.  For the purposes of this Bye-law only, “the Directors” shall not include an Alternate Director.

61.                               Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

62.                               Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)                                 of all elections and appointments of Officers;

(b)                                 of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)                                  of all resolutions and proceedings of general meetings of the Members, Board meetings, meetings of managers and meetings of committees appointed by the Board.

63.                               Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

64.                               Form and Use of Seal

64.1                        The Company may adopt a seal in such form as the Board may determine.  The Board may adopt one or more duplicate seals for use in or outside Bermuda.

64.2                        A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

64.3                        A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

65.                               Records of Account

65.1                        The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)                                 all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)                                 all sales and purchases of goods by the Company; and

(c)                                  all assets and liabilities of the Company.

65.2                        Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

65.3                        Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

66.                               Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

67.                               Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

68.                               Appointment of Auditor

68.1                        Subject to the Act, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.

68.2                        The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.                               Remuneration of Auditor

69.1                        The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting or in such manner as the Members may determine.

69.2                        The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board.

70.                               Duties of Auditor

70.1                        The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards.  The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

70.2                        The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act.  If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

71.                               Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

72.                               Financial Statements and the Auditor’s Report

72.1                        Subject to the following bye-law, the financial statements and/or the auditor’s report as required by the Act shall

(a)                                 be laid before the Members at the annual general meeting; or

(b)                                 be received, accepted, adopted, approved or otherwise acknowledged by the Members by written resolution passed in accordance with these Bye-laws; or

(c)                                  in circumstances where the Company has elected to dispense with the holding of an annual general meeting, be made available to the Members in accordance with the Act in such manner as the Board shall determine.

72.2                        If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or auditor’s report thereon need be made available to the Members, and/or that no auditor shall be appointed then there shall be no obligation on the Company to do so.

73.                               Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the auditor.

VOLUNTARY WINDING-UP AND DISSOLUTION

74.                               Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

75.                               Changes to Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members.

76.                               Changes to the Memorandum of Association

No alteration or amendment to the Memorandum of Association may be made save in accordance with the Act and until same has been approved by a resolution of the Board and by a resolution of the Members.

77.                               Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.